CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 21 to the Registration Statement of Franklin Investors Securities Trust on Form N-1A (File No. 33-11444) of our reports dated December 4, 1996 on our audits of the financial statements and financial highlights of Franklin Investors Securities Trust and Adjustable Rate Securities Portfolios for the year ended October 31, 1996.

                                  /s/Coopers & Lybrand L.L.P.
                                     Coopers & Lybrand L.L.P.


San Francisco, California
February 27, 1997